UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2020
Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street
Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

781-222-6000
(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 28, 2020, the Board of Directors (the “Board”) of Charles River Laboratories International, Inc. (the "Registrant") increased the size of the Board from eleven to twelve. Following the increase in the size of the Board, the Board filled the vacancy and appointed Nancy C. Andrews, M.D., Ph.D. to the Board, effective immediately.

Dr. Andrews has been appointed to the Registrant's existing Science and Technology Committee and Corporate Governance and Nominating Committee. There are no arrangements or understandings between Dr. Andrews and any other person pursuant to which she was selected as a director, and there are no transactions in which Dr. Andrews has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Andrews will participate in the non-employee director compensation arrangements generally applicable to all of the Registrant’s non-employee directors. Under the terms of those arrangements as currently in effect, new directors initially appointed after the Annual Meeting of Shareholders will receive an initial equity award and cash retainer for board and board committee service on a pro-rata basis calculated based on the time of service. The annual equity award (before pro-rata adjustment) has a value of $243,500 and will be issued in the form of 50% restricted stock units and 50% stock options, in each case issued on the first day of the month following initial election or appointment to the Board.

Dr. Andrews has served as Nanaline H. Duke Professor of Pediatrics and Professor of Pharmacology & Cancer Biology at Duke University School of Medicine since 2007. From 2007 to 2017, Dr. Andrews served as Dean of Duke University School of Medicine and Vice Chancellor for Academic Affairs at Duke University. From 2003 to 2007, she served as Dean for Basic Sciences and Graduate Studies and the George Richards Minot Professor of Pediatrics at Harvard University Medical School. From 1999 to 2003, she served as director of the Harvard University-Massachusetts Institute of Technology M.D./Ph.D. Program, and the principal investigator of its MSTP grant. From 1993 to 2006, she also served as a biomedical research investigator for the Howard Hughes Medical Institute. Dr. Andrews is on the Executive Committee of the MIT Corporation, Chair of the Board of Directors of the American Academy of Arts and Sciences, and a member of the Scientific Advisory Board of Dyne Therapeutics. She is a former chairperson of the Burroughs Wellcome Fund and a former member of the Scientific Management Review Board at the National Institutes of Health. Dr. Andrews also serves on the board of directors of Novartis International AG.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Date:	March 4, 2020	By:	/s/ Matthew L. Daniel
Matthew L. Daniel, Corporate Senior Vice President,
Legal Compliance, Deputy General Counsel and Assistant Secretary

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